                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------

                              PAGING NETWORK, INC.

                                       TO

                               FLEET NATIONAL BANK

                                                                 Trustee
                                                                 -------



                                ----------------

                          Second Supplemental Indenture

                          Dated as of October 15, 1996

                                       TO

                                    Indenture

                            Dated as of July 15, 1995

                                ----------------




                                  $500,000,000


               10% SENIOR SUBORDINATED NOTES DUE OCTOBER 15, 2008


--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Parties..............................................................  1
Recitals of the Company..............................................  1


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.  Definitions............................................  2
          Accreted Value.............................................  3
          Additional Interest........................................  3
          Agent Bank.................................................  3
          Agent Member...............................................  3
          Applicable Procedures......................................  3
          Asset Disposition..........................................  3
          Attributable Value.........................................  4
          Average Life...............................................  4
          Capital Expenditures.......................................  5
          Capital Lease Obligation...................................  5
          Capital Stock..............................................  5
          Cedel    ..................................................  5
          Change of Control..........................................  5
          Common Stock...............................................  5
          Consolidated Cash Flow.....................................  5
          Consolidated Income Tax Expense............................  6
          Consolidated Interest Expense..............................  6
          Consolidated Net Income....................................  6
          Consolidated Tangible Assets...............................  7
          Credit Facility............................................  7
          Debt     ..................................................  7
          Designated Senior Debt.....................................  7
          Disqualified Stock.........................................  7
          DTC      ..................................................  8
          Euroclear..................................................  8
          Exchange Offer.............................................  8
          Exchange and Registration Rights Agreement.................  8
          Exchange Registration Statement............................  8
          Exchange Securities........................................  8
          Golder Thoma Fund..........................................  8
          Guaranty ..................................................  8
          primary obligor............................................  8

-------------------

     Note: This table of contents shall not, for any purpose, be deemed to be a part of the Second Supplemental Indenture.


                                                                     Page
                                                                     ----

          Incur......................................................   9
          Lien ......................................................   9
          Net Available Proceeds.....................................   9
          Offer to Purchase..........................................  10
          Officers' Certificate......................................  12
          Original Securities........................................  12
          Other Securities...........................................  13
          pari passu.................................................  13
          Payment Blockage Period....................................  13
          Preferred Stock............................................  13
          Proceeding.................................................  13
          Pro Forma Consolidated Cash Flow...........................  13
          Purchase Agreement.........................................  13
          Purchasers.................................................  13
          Redeemable Stock...........................................  13
          Regular Record Date........................................  14
          Regulation S...............................................  14
          Regulation S Certificate...................................  14
          Regulation S Global Security...............................  14
          Regulation S Legend........................................  14
          Regulation S Securities....................................  14
          Related Person.............................................  14
          Resale Registration Statement..............................  14
          Restricted Global Security.................................  14
          Restricted Period..........................................  14
          Restricted Securities......................................  14
          Restricted Securities Certificate..........................  15
          Restricted Securities Legend...............................  15
          Restricted Subsidiary......................................  15
          Rule 144A..................................................  15
          Rule 144A Securities.......................................  15
          Securities Act Legend......................................  15
          Securities Payment.........................................  15
          Senior Debt................................................  15
          Senior Nonmonetary Default.................................  16
          Senior Payment Default.....................................  16
          Special Step-Down Date.....................................  16
          Special Step-Up............................................  16
          Step-Down Date.............................................  16
          Step-Up....................................................  16
          Subsidiary.................................................  16
          Successor Security.........................................  17
          Tangible Assets............................................  17


-------------------

     Note: This table of contents shall not, for any purpose, be deemed to be a part of the Second Supplemental Indenture.



                                                                      Page
                                                                      ----

          Unrestricted Securities Certificate........................   17
          Unrestricted Subsidiary....................................   17
          Voting Stock...............................................   18
          Wholly owned Restricted Subsidiary.........................   18

                                   ARTICLE TWO

                                 Security Forms

SECTION 201.  Form of Securities of this Series......................   19

SECTION 202.  Form of Face of Security...............................   19

SECTION 203.  Form of Reverse of Security............................   24

                                  ARTICLE THREE

                            The Series of Securities

SECTION 301.  Title and Terms........................................   28


                                  ARTICLE FOUR

                  Modifications and Additions to the Indenture

SECTION 401.  Modifications to Registration,
              Registration of Transfer and Exchange
              Provisions.............................................   40

SECTION 402.  Modifications to Remedies Provisions...................   40

SECTION 403.  Modifications to the Consolidation,
              Merger, Conveyance, Transfer or Lease
              Provisions.............................................   42

SECTION 404.  Modifications to the Supplemental
              Indentures with Consent of Holders
              Provisions.............................................   44

SECTION 405.  Modifications to the Defeasance and
              Covenant Defeasance Provisions.........................   44


----------------------

     Note: This table of contents shall not, for any purpose, be deemed to be a part of the Second Supplemental Indenture.


                                                                      Page
                                                                      ----

SECTION. 406. Additional Covenants; Terms of
              Subordination..........................................   45

SECTION 1008. Limitation on Consolidated Debt........................   45

SECTION 1009. Limitation on Certain Debt.............................   48

SECTION 1010. Limitation on Restricted Payments......................   48

SECTION 1011. Limitations Concerning Distributions by
              and Transfers to Restricted Subsidiaries...............   50

SECTION 1012. Limitation on Transactions with
              Affiliates and Related Persons.........................   50

SECTION 1013. Limitation on Certain Asset Dispositions...............   51

SECTION 1014. Limitation on Issuances and Sales of
              Capital Stock of Wholly owned Restricted
              Subsidiaries...........................................   53

SECTION 1015. Provision of Financial Statements......................   54

SECTION 1016. Change of Control......................................   54

SECTION 1017. Waiver of Certain Covenants............................   56

SECTION 1018. Compliance with Rule 144A..............................   56

SECTION 1019. Resale of Certain Securities...........................   57

SECTION 1401. Securities Subordinate to Senior Debt..................   57

SECTION 1402. Payment Over of Proceeds Upon
              Dissolution, Etc.......................................   57

SECTION 1403. No Payment When Senior Debt in Default.................   59

SECTION 1404. Payment Permitted if No Default........................   60

SECTION 1405. Subrogation to Rights of Holders of
              Senior Debt............................................   61


-------------------

     Note: This table of contents shall not, for any purpose, be deemed to be a part of the Second Supplemental Indenture.


                                                                        Page
                                                                        ----

SECTION 1406. Provisions Solely to Define Relative
              Rights.................................................   61

SECTION 1407. Trustee to Effectuate Subordination....................   62

SECTION 1408. No Waiver of Subordination Provisions..................   62

SECTION 1409. Notice to Trustee......................................   62

SECTION 1410. Reliance on Judicial Order or Certificate
              of Liquidating Agent...................................   63

SECTION 1411. Trustee Not Fiduciary for Holders of
              Senior Debt............................................   64

SECTION 1412. Rights of Trustee as Holder of Senior
              Debt; Preservation of Trustee's Rights.................   64

SECTION 1413. Article Applicable to Paying Agents....................   64

SECTION 1414. Defeasance of this Article Fourteen....................   64

                                  ARTICLE FIVE

                                  Miscellaneous

SECTION 501.  Miscellaneous..........................................   65


TESTIMONIUM..........................................................   67

SIGNATURES AND SEALS.................................................   67

ACKNOWLEDGMENTS......................................................   68


Annex A -- Form of Regulation S Certificate
Annex B -- Form of Restricted Securities Certificate
Annex C -- Form of Unrestricted Securities Certificate


----------------------

     Note: This table of contents shall not, for any purpose, be deemed to be a part of the Second Supplemental Indenture.

            SECOND SUPPLEMENTAL INDENTURE, dated as of October 15, 1996, between Paging Network, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 4965 Preston Park Boulevard, Plano, Texas, and Fleet National Bank, a national bank duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

            The Company has heretofore executed and delivered to the Trustee (through its predecessor Shawmut Bank, N.A.) an Indenture, dated as of July 15, 1995 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

            Section 201 of the Indenture permits the form of the securities of any series to be established pursuant to an indenture supplemental to the Indenture.

            Section 301 of the Indenture permits the terms of the securities of any series to be established in an indenture supplemental to the Indenture.

            Section 901(8) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

            Section 901(10) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of curing any ambiguity, correcting or supplementing any provision in the Indenture which may be inconsistent with any other provision therein, or making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

            The Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to establish the terms and form of the Securities of a new series and to amend and supplement the Indenture in certain respects with respect to the Securities of such series.

            All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, and a valid amendment of and supplement to the Indenture, have been done.

            NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of the series to be created hereby, as follows:



                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.  Definitions.
              -----------

          (a) For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Second Supplemental Indenture; and

          (3) The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Second Supplemental Indenture.

          (b) For all purposes of the Indenture and this Second Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires

(Section references contained in the following definitions are to Sections of the Indenture as supplemented by this Second Supplemental Indenture unless otherwise specified):

          "Accreted Value" of any Original Issue Discount Security as of or to any date of determination means an amount equal to the sum of (i) the issue price of such Original Issue Discount Security as determined in accordance with
Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code") plus
(ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Original Issue Discount Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Original Issue Discount Security) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Original Issue Discount Security to the end of the next preceding fiscal quarter, plus (iii) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts therefore paid in respect of such Original Issue Discount Security, which amounts are considered as part of the "stated redemption price at maturity" of such Original Issue Discount Security within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

          "Additional Interest" has the meaning specified in the form of the Securities set forth in Section 202.

          "Agent Bank" means the Person or Persons designated as an agent under a Credit Facility from time to time.

          "Agent Member" means any member of, or participant in, the Depositary.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Cedel, in each case to the extent applicable to such transaction and as in effect from time to time.

          "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such

Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly owned Restricted Subsidiary of such Person or by such Person to a Wholly owned Restricted Subsidiary of such Person, and excluding the creation of a lien, pledge or security interest) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

          "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

          "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Debt or

Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all direct and indirect expenditures (including capitalized interest) of such Person during such period which are required to be included in property, plant or equipment or similar tangible property account, including, without limitation, additions to equipment and leasehold improvements, on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with generally accepted accounting principles.

          "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

          "Cedel" means Cedel Bank, S.A. (or any successor securities clearing agency).

          "Change of Control" has the meaning specified in Section 1016.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Consolidated Cash Flow" of any Person means for any period the Consolidated Net Income of such Person for such period increased by (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its Restricted Subsidiaries for such period, plus (iv) other non-cash charges deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) non-cash items increasing consolidated revenues for such period.

          "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period.

          "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its Restricted Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements, other than fees or charges related to the acquisition or termination thereof which are not allocable to interest expense in accordance with generally accepted accounting principles; and (iv) Preferred Stock dividends declared and payable in cash.

          "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined in accordance with generally accepted accounting principles; PROVIDED that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not the net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends and the making of distributions (by loans, advances, intercompany transfers or otherwise) to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Restricted Subsidiaries and (e) all extraordinary gains and extraordinary losses.

          "Consolidated Tangible Assets" of any Person means the sum of the Tangible Assets of such Person and its Restricted Subsidiaries after eliminating inter-company items, all determined in accordance with generally accepted accounting principles, including appropriate deductions for any minority interest in Tangible Assets of such Restricted Subsidiaries; PROVIDED, HOWEVER, that, with respect to the Company and its Restricted Subsidiaries, adjustments following the date of this Indenture to the accounting books and records of the Company and its Restricted Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

          "Credit Facility" means a credit or loan agreement or facility (which may include a revolving or working capital facility) with a bank or other financial institution or group of banks or other financial institutions, as such agreement or facility may be amended (including any amendment and restatement thereof), modified, supplemented, restated or replaced from time to time.

          "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

          "Designated Senior Debt" has the meaning specified in Section 1403.

          "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Company, any Restricted Subsidiary of the Company or the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Securities.

          "DTC" means The Depository Trust Company, a New York corporation.

          "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

          "Exchange Offer" means an offer made pursuant to an effective registration statement under the Securities Act by the Company to exchange securities substantially identical to Outstanding Securities (except for the differences provided for herein) for Outstanding Securities.

          "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of October 16, 1996, between the Company, the Purchasers and the Holders from time to time as provided therein, as such agreement may be amended from time to time.

          "Exchange Registration Statement" means a registration statement of the Company under the Securities Act registering Exchange Securities for distribution pursuant to the Exchange Offer.

          "Exchange Securities" means the Securities issued pursuant to the Exchange Offer and their Successor Securities.

          "Golder Thoma Fund" means The Golder, Thoma Fund, L.P., an Illinois limited partnership, each general partner thereof, and any successor thereto.

          "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

          "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

          "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, and (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

          "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at its address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for the purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 1015 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2) the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees);

          (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of such tender;

          (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to such Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

          "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "Original Securities" means all Securities of the series created hereby other than Exchange Securities.

          "Other Securities" means the Original Securities sold by the Purchasers in the initial offering contemplated by the Purchase Agreement in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A and Regulation S.

          "PARI PASSU", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that such Debt (a) either
(i) is not subordinate in right of payment to any other Debt of such Person or
(ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

          "Payment Blockage Period" has the meaning specified in Section 1403.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "Proceeding" has the meaning specified in Section 1402.

          "Pro Forma Consolidated Cash Flow" of any Person means for any period the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Disposition or acquisition of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during such period as if such acquisition had taken place on the first day of such period.

          "Purchase Agreement" means the Purchase Agreement, dated as of October 10, 1996, between the Company and the Purchasers, as such agreement may be amended from time to time.

          "Purchasers" means Goldman, Sachs & Co., Salomon Brothers, Inc and Bear, Stearns & Co. Inc.

          "Redeemable Stock" means any equity security that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Securities, or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Securities.

          "Registered Securities" means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

          "Regulation S Global Security" has the meaning specified in Section
201.

          "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon each Regulation S Security.

          "Regulation S Securities" means all Securities required pursuant to
Section 305(c) to bear a Regulation S Legend. Such term includes the Regulation S Global Security.

          "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or
(b) 5% or more of the Voting Stock of such Person.

          "Resale Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Exchange and Registration Rights Agreement, registering Original Securities for resale.

          "Restricted Global Security" has the meaning specified in Section 201.

          "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the original issuance date of the Securities. In the event the Restricted Period does not begin on the original issue date of the Securities, the Company shall notify the Trustee of the dates upon which such Restricted Period begins and ends.

          "Restricted Securities" means all Securities required pursuant to
Section 305(c) to bear any Restricted Securities Legend. Such term includes the Restricted Global Security.

          "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex B.

          "Restricted Securities Legend" means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 202 to be placed upon each Restricted Security.

          "Restricted Subsidiary" of the Company means any Subsidiary, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144A Securities" means the Securities purchased by the Purchasers from the Company pursuant to the Purchase Agreement, other than the Other Securities and the Regulation S Securities.

          "Securities Act Legend" means a Restricted Securities Legend or a Regulation S Legend.

          "Securities Payment" has the meaning set forth in Section 1402.

          "Senior Debt" means (a) the principal of (and premium, if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, penalties, and any obligation of the Company for reimbursement, indemnities and fees relating to Debt outstanding pursuant to a Credit Facility, (b) all other Debt for money borrowed of the Company referred to in the definition of Debt other than Clauses (iv), (vi) and (vii) (with respect to Clauses (iv) and (vi)) thereof and other than the Company's 11.75% Senior Subordinated Notes Due May 15, 2002, the Company's 8.875% Senior Subordinated Notes due February 1, 2006 and the Company's 10.125% Senior Subordinated Notes due August 1, 2007, (c) payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements entered into when required by a Credit Facility, where the counterparty to such agreement is a lender or former lender under such Credit Facility, and (d) all renewals, extensions, modifications, refinancings, refundings and amendments of any Debt or payment obligation referred to in Clause (a), (b) or (c) above (including, without limitation, any interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements that are entered into by the Company for the purpose of modifying, terminating or hedging any agreement that constitutes Senior Debt under Clause
(c) above whether or not such modification, termination or hedge was required by a Credit Facility and whether or not the counterparty to such agreement is a lender or former lender under such Credit Facility), unless, in the case of any particular Debt referred to above, (A) such Debt is owed to a Restricted Subsidiary of the Company, (B) the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt is not superior in right of payment to the Securities, (C) such Debt is Incurred in violation of this Indenture, other than Debt Incurred under a Credit Facility not to exceed $200 million aggregate principal amount at any one time outstanding so long as the lender of such Debt did not have actual knowledge that such Debt was Incurred in violation of this Indenture, or (D) such Debt is subordinate by its terms in right of payment in respect of any other Debt of the Company; PROVIDED, HOWEVER, that for the purposes of this definition, Debt shall not be deemed subordinate in right of payment in respect of any other Debt because of (i) distinctions between categories of Debt which exist by reason of any Liens arising or created in respect of some but not all Debt, (ii) any intercreditor agreements (to which the Company is not a party) among different classes of creditors of the Company or (iii) distinctions between categories of Senior Debt which permit or require the application of Net Available Proceeds from Asset Dispositions in the order set forth in Section 1013(a).

          "Senior Nonmonetary Default" has the meaning specified in Section
1403.

          "Senior Payment Default" has the meaning specified in Section 1403.

          "Special Step-Down Date" has the meaning specified in the form of the Securities set forth in Section 202.

          "Special Step-Up" has the meaning specified in the form of the Securities set forth in Section 202.

          "Step-Down Date" has the meaning specified in the form of the Securities set forth in Section 202.

          "Step-Up" has the meaning specified in the form of the Securities set forth in Section 202.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized Debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person; PROVIDED, HOWEVER, that, with respect to the Company and its Restricted Subsidiaries, adjustments following the date of this Indenture to the accounting books and records of the Company and its Restricted Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

          "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex C.

          "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guaranty of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and
(2) any Subsidiary of an Unrestricted Subsidiary. Subject to the foregoing, the Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to Section 1008 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that, immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to Section 1008 hereof.

          "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "Wholly owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly owned Restricted Subsidiaries of such Person.


                                   ARTICLE TWO

                                 Security Forms

SECTION 201.  Form of Securities of this Series.
              ---------------------------------

          The Securities of this series shall be in substantially the form set forth in this Article.

          Upon their original issuance, Rule 144A Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Securities, together with their Successor Securities which are Global Securities other than the Regulation S Global Security, are collectively herein called the "Restricted Global Security". Upon their original issuance, Regulation S Securities shall be issued in the form of one or more Global Securities registered in the name of DTC, as depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct), PROVIDED that upon such deposit all such Securities shall be credited to or through accounts maintained at DTC by or on behalf of Euroclear or Cedel. Such Global Securities, together with their Successor Securities which are Global Securities other than the Restricted Global Security, are collectively herein called the "Regulation S Global Security".

          Upon their original issuance, Other Securities shall not be issued in the form of a Global Security or in any other form intended to facilitate book-entry trading in beneficial interests in such Securities.

SECTION 202.  Form of Face of Security.
              ------------------------

                                 [FORM OF FACE]

          [IF THIS SECURITY IS A RESTRICTED SECURITY, THEN INSERT -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY ANY INITIAL INVESTOR, (1) TO A

PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN CLAUSE (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.]

          [IF THE SECURITY IS A REGULATION S SECURITY, THEN INSERT -- THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

          [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- THIS SECURITY
IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

          [IF THE SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST
COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

               10% SENIOR SUBORDINATED NOTES DUE OCTOBER 15, 2008

No. _____________                                                    U.S.$_____

[IF RESTRICTED GLOBAL SECURITY - CUSIP NO. 695542AE0]
[IF ANY REGULATION S SECURITY - CUSIP NO. U69560AA5]
[IF REGULATION S GLOBAL SECURITY - ISIN NO. USU69560AA5-7]
[IF OTHER SECURITY - CUSIP NO. - 695542AF7]

          Paging Network, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ , or registered assigns, the principal sum of _____________________ Dollars [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT -- (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities of the series designated herein, shall not exceed $500,000,000 in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on October 15, 2008, and to pay interest thereon from October 16, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing April 15, 1997, at the rate of 10% per annum, until the principal hereof is paid or made available for payment [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT --, PROVIDED that if (i) the Company has not filed an Exchange Registration Statement or, if applicable, a Resale Registration Statement, in either case by November 15, 1996, (ii) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement has not become or been declared effective by December 30, 1996, (iii) the Exchange Offer, if any, has not been consummated within 45 days after the date on which the Exchange Registration Statement has become or been declared effective initially or (iv) either the Exchange Registration Statement or, if applicable, the Resale Registration Statement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted pursuant to the agreement referred to below) without being succeeded immediately by an additional registration statement filed and declared effective, in each case (i) through (iv) upon the terms and conditions set forth in the Exchange and Registration Rights Agreement (each such event referred to in Clauses (i) through (iv), a "Registration Default"), then the per annum interest rate borne by this Security shall increase (a "Step-Up") by adding 0.5% thereto for the period from the first day on which the Registration Default occurs to the first day thereafter on which no Registration Default is in effect (a "Step-Down Date"), at which time such interest rate shall be reduced by the additional 0.5% resulting from such Step-Up (subject to increase upon any subsequent Step-Up, PROVIDED that, if a Step-Up has occurred, no further Step-Up (other than a Special Step-Up) shall occur prior to the Step-Down Date next following such Step-Up which has occurred), and PROVIDED, FURTHER, that if the Exchange Offer has not been consummated or, if applicable, the Resale Registration Statement has not become or been declared effective, in each case by February 13, 1997, then the per annum interest rate then borne by this Security shall increase (a "Special Step-Up", which may occur when a Step-Up is in effect) by adding 0.5% thereto for the period from February 13, 1997 to the day on which the Company consummates the Exchange Offer or, if applicable, the Resale Registration Statement becomes or has been declared effective (a "Special Step-Down Date"), at which time such interest rate shall be reduced by the additional 0.5% resulting from such Special Step-Up (interest accruing as a result of any Step-Up or Special Step-Up is herein called "Additional Interest" and shall be paid semi-annually on each Interest Payment Date commencing on the first Interest Payment Date after the day on which the relevant Step-Up or Special Step-Up occurs).] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Whenever in this Security there is a reference, in any context, to interest on, or in respect of, any Security such mention shall be deemed to include mention of Additional Interest accrued or payable as described in the preceding paragraph to the extent that, in such context, Additional Interest is, was or would be accrued or payable in respect of such Security and express mention of Additional Interest in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in Boston, Massachusetts or in the Borough of Manhattan, The City of New York, New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _____________________


                                             PAGING NETWORK, INC.



                                             By_______________________

Attest:


_____________________________

SECTION 203.  Form of Reverse of Security.
              ---------------------------

          This Security is one of a duly authorized issue of Securities of the Company designated as its 10% Senior Subordinated Notes due October 15, 2008 (herein called the "Securities"), limited in aggregate principal amount to $500,000,000, issued and to be issued under an Indenture, dated as of July 15, 1995, as supplemented by the Second Supplemental Indenture, dated as of October 15, 1996 (collectively, herein called the "Indenture"), between the Company and Fleet National Bank, Boston, Massachusetts, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.


          The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after October 15, 2001, as a whole or in part, at the election of the Company, at the following Redemption
Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning October 15 of the years indicated,



                                                    Redemption
                      Year                             Price
                      ----                          ----------
                      2001                           105.000%
                      2002                           103.333%
                      2003                           101.667%


and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

          The Securities do not have the benefit of any sinking fund obligations.

          The Indenture provides that, subject to certain conditions, if (i) a Change of Control (as defined in the Indenture) occurs or (ii) certain amounts of Net Available Proceeds are available to the Company as a result of certain Asset Dispositions, the Company shall be required to make an Offer to Purchase Outstanding Securities at a Purchase Price equal to 101% of the principal amount of the Securities, in the case of a Change of Control, and 100% of the principal amount of the Securities so purchased, in the case of certain Asset Dispositions, together in each case with accrued and unpaid interest to the Purchase Date.

          [IF NOT A GLOBAL SECURITY INSERT -- In the event of redemption or purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

          [IF A GLOBAL SECURITY INSERT -- In the event of a deposit or withdrawal of an interest in this Security (including upon an exchange, transfer, redemption or repurchase of this Security in part only) effected in accordance with the Applicable Procedures, the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Security, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Security resulting from such deposit or withdrawal, as the case may be.]

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness evidenced by this Security or (ii) certain restrictive covenants and Events of

Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee, as Security Registrar, in Boston, Massachusetts or in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1013 or 1016 of the Indenture, check the box:

                                      / /

          If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1013 or 1016 of the Indenture, state the amount:
$___________

Dated:________________     Your Signature:____________________________________
                                          (Sign exactly as name appears
                                          on the other side of this Security)


Signature Guarantee:__________________________________________________________
                     (Signature must be guaranteed by
                     a participant in a recognized signature
                     guaranty medallion program)

                                  ARTICLE THREE

                            The Series of Securities

SECTION 301.  Title and Terms.
              ---------------

          The aggregate principal amount of Securities which may be authenticated and delivered under this Second Supplemental Indenture is limited to $500,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture as supplemented by this Second Supplemental Indenture or in connection with an Offer to Purchase pursuant to Section 1013 or 1016 of the Indenture as supplemented by this Second Supplemental Indenture. The Company may issue Exchange Securities from time to time pursuant to an Exchange Offer, in each case pursuant to a Board Resolution and subject to Section 303, in authorized denominations in exchange for a like principal amount of Original Securities. Upon any such exchange the Original Securities shall be cancelled in accordance with Section 309 and shall no longer be deemed Outstanding for any purpose. In no event shall the aggregate principal amount of Original Securities and Exchange Securities Outstanding exceed $500,000,000.

          The Securities of this series shall be known and designated as the "10% Senior Subordinated Notes due October 15, 2008" of the Company. Their Stated Maturity shall be October 15, 2008, and they shall bear interest at the rate of 10% per annum, from October 16, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in each year on April 15 and October 15, commencing April 15, 1997, until the principal thereof is paid or made available for payment; PROVIDED, HOWEVER, with respect to Original Securities, that if a Registration Default occurs on any day, a Step-Up will occur and the Original Securities will bear Additional Interest as a result thereof (at an incremental rate per annum of 0.5%) from such day to the next Step-Down Date and thereafter upon each subsequent Step-Up to the Step-Down Date next following such Step-Up (PROVIDED that, if a Step-Up has occurred, no further Step-Up (other than a Special Step-Up) shall occur prior to the Step-Down Date next following such Step-Up which has occurred) and, if either the Exchange Offer has not been consummated or, if applicable, the Resale Registration Statement has not become or been declared effective, in each case by February 13, 1997, a Special Step-Up will occur and the Original Securities will bear Additional Interest as a result thereof (at an incremental rate per annum of 0.5%) from such date to the Special Step-Down Date, in each case as provided in the form of the Securities set forth in Section 202. Accrued Additional Interest, if any, shall be paid in cash in arrears semi-annually on each Interest Payment Date, commencing on the first Interest Payment Date after the day on which the relevant Step-Up or Special Step-Up occurs.

          The principal of (and premium, if any) and interest on the Securities of this series shall be payable at the office or agency of the Company in the City of Boston, Massachusetts or in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Securities of this series shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1013 and 1016 of the Indenture as supplemented by this Second Supplemental Indenture.

          The Securities of this series shall be redeemable as provided in Article Eleven of the Indenture as supplemented by this Second Supplemental Indenture.

          The Securities of this series shall not have the benefit of any sinking fund obligations, and the Event of Default set forth in Section 501(3) of the Indenture shall be as modified pursuant to Section 402(a) of this Second Supplemental Indenture and the provisions of Article Twelve of the Indenture relating to sinking funds shall not be applicable to the Securities of this series.

          The Securities of this series shall be subordinated in right of payment to Senior Debt as provided in Article Fourteen of the Indenture as supplemented by this Second Supplemental Indenture.

          The Securities of this series shall be subject to defeasance at the option of the Company as provided in Article Thirteen of the Indenture as supplemented by this Second Supplemental Indenture.

          The Securities of this series shall rank PARI PASSU to the Company's 11.75% Senior Subordinated Notes Due May 15, 2002, to the Company's 8.875% Senior Subordinated Notes due February 1, 2006 and to the Company's 10.125% Senior Subordinated Notes due August 1, 2007.

          Unless the context otherwise requires, the Original Securities and the Exchange Securities shall constitute one series for all purposes under the Indenture, including with respect to any amendment, waiver, acceleration or other Act of Holders, redemption or Offer to Purchase.


                                  ARTICLE FOUR

                  Modifications and Additions to the Indenture

SECTION 401.  Modifications to Registration, Registration
              of Transfer and Exchange Provisions.
              -------------------------------------------

          With respect to the Securities of this series:

          (a) Section 303 of the Indenture is modified by inserting following the eighth paragraph thereof the following:

          "At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Securities and a like principal amount of Original Securities for cancellation in accordance with Section 309 of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. Prior to authenticating such Exchange Securities, and accepting any additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, if requested, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating in substance

          (a) that all conditions hereunder precedent to the authentication and delivery of such Exchange Securities have been complied with and that such Exchange Securities, when such Securities have been duly authenticated and delivered by the Trustee (and subject to any other conditions specified in such Opinion of Counsel), have been duly issued and delivered and will constitute valid and legally binding obligations of the Company, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (b) that the issuance of the Exchange Securities in exchange for Original Securities has been effected in compliance with the Securities Act."

          (c) Section 305 of the Indenture shall be deleted and the following substituted therefor:

"SECTION 305.  Registration, Registration of Transfer and Exchange; Restrictions
               on Transfer; Global Securities.

          (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

          Subject to the other provisions of this Indenture regarding restrictions on transfer, upon surrender for registration of transfer of any Security at an office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

          At the option of the Holder, and subject to the other provisions of this Section 305, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the

Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305(d), 906, 1013, 1016 or 1107 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (b) CERTAIN TRANSFERS AND EXCHANGES. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 305(b) shall be made only in accordance with this Section 305(b).

          (i) RESTRICTED GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY. If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 305(d)(3).

          (ii) REGULATION S GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY. If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member's account and (B) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 305(d)(3).

          (iii) RESTRICTED NON-GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY OR REGULATION S GLOBAL SECURITY. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(iii) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) such Restricted Security as provided in Section 305(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account and (B) a Restricted Securities Certificate, if the specified account is to be credited with a beneficial interest in the Restricted Global Security, or a Regulation S Certificate, if the specified account is to be credited with a beneficial interest in the Regulation S Global Security, in either case satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(vii) below, shall cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in Section 305(a) and increase the principal amount of the Restricted Global Security or the Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 305(d)(3).

          (iv) REGULATION S NON-GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY OR REGULATION S GLOBAL SECURITY. If the Holder of a Regulation S Security (other than a Global Security) wishes at any time to transfer all or any portion of such Regulation S Security to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Security or the Regulation S Global Security, such transfer may be effected only in accordance with this Clause (b)(iv) and Clause (b)(vii) below and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) such Regulation S Security as provided in Section 305(a) and instructions satisfactory to the Trustee directing that a beneficial interest in the Restricted Global Security or Regulation S Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account and (B) if the transfer is to occur during the Restricted Period and the specified account is to be credited with a beneficial interest in the Restricted Global Security, a Restricted Securities Certificate satisfactory to the Trustee and duly executed by such Holder or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause
     (b)(vii) below, shall cancel such Regulation S Security (and issue a new Regulation S Security in respect of any untransferred portion thereof) as provided in Section 305(a) and increase the principal amount of the Restricted Global

     Security or the Regulation S Global Security, as the case may be, by the specified principal amount as provided in Section 305(d)(3).

          (v) NON-GLOBAL SECURITY TO NON-GLOBAL SECURITY. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 305(a), PROVIDED that, if the Security to be transferred in whole or in part is a Restricted Security, or is a Regulation S Security and the transfer is to occur during the Restricted Period, then the Trustee shall have received (A) a Restricted Securities Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Restricted Security, or (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in which case the transferee Holder shall take delivery in the form of a Regulation S Security (subject in every case to Section 305(c)).

          (vi) EXCHANGES BETWEEN GLOBAL SECURITY AND NON-GLOBAL SECURITY. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 305(d), PROVIDED that, if such interest is a beneficial interest in the Restricted Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 305(c)). A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if (A) such exchange occurs in connection with a transfer effected in accordance with Clause (b)(iii) or (iv) above or (B) such Security is a Regulation S Security and such exchange occurs after the Restricted Period.

          (vii) REGULATION S GLOBAL SECURITY TO BE HELD THROUGH EUROCLEAR OR CEDEL DURING RESTRICTED PERIOD. The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; PROVIDED that this Clause (b)(vii) shall not prohibit any transfer or exchange of such an interest in accordance with Clause (b)(ii) or (vi) above.

          (c) SECURITIES ACT LEGENDS. Rule 144A Securities, Other Securities and their respective Successor Securities shall bear a Restricted Securities Legend, and the Regulation S Securities and their Successor Securities shall bear a Regulation S Legend, subject to the following:

            (i) subject to the following Clauses of this Section 305(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

            (ii) subject to the following Clauses of this Section 305(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security, PROVIDED that, if such new Security is required pursuant to
     Section 305(b)(v) or (vi) to be issued in the form of a Restricted Security, it shall bear a Restricted Securities Legend and, if such new Security is so required to be issued in the form of a Regulation S Security, it shall bear a Regulation S Legend;

            (iii) Registered Securities shall not bear a Securities Act Legend.

            (iv) at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

            (v) a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

            (vi) notwithstanding the foregoing provisions of this Section 305(c), a Successor Security of a Security that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article Three."

          (d) The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities.

          (1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

          (2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case (i) or (ii) the Company thereupon fails to appoint a successor Depositary (B) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security or (C) the Company executes and delivers to the Trustee a Company Order stating that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee).

          (3) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 305(d)(2) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

          (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906, 1107 or in accordance with any Offer to Purchase pursuant to Section 1013 or 1016 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

          (5) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global

Security for all purposes under the Indenture and the Securities and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders of such Global Security for any purpose of this Indenture or the Securities."

          (c) A new section 311 of the Indenture shall be created by adding the following:

"SECTION 311.  CUSIP and ISIN Numbers.

          The Company in issuing Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" and "ISIN" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such CUSIP and ISIN numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers.


SECTION 402.  Modifications to Remedies Provisions.
              ------------------------------------

          With respect to the Securities of this series:

          (a) Section 501(3) of the Indenture shall be deleted in its entirety and the following shall be substituted therefor: "(3) default in the payment of principal and interest pursuant to an Offer to Purchase pursuant to Section 1013 or 1016 when it becomes due and payable; or";

          (b) Sections 501(6) and 501(7) of the Indenture shall be modified by inserting the word "Restricted" before the word "Subsidiary" wherever the latter appears therein;

          (c) Sections 501(8) and 501(9) of the Indenture shall be deleted and the following shall be substituted therefor:

          "(8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company, in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the property of the Company or a Restricted Subsidiary of the Company, or ordering the winding up or liquidation of the affairs of the Company or a Restricted Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (9) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the property of the Company or a Restricted Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the

          Company or any Restricted Subsidiary of the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary of the Company in furtherance of any such action; or"; and

          (d) Section 503(2) of the Indenture shall be modified to insert the words "or (3) default is made in the payment of principal and interest pursuant to an Offer to Purchase pursuant to Section 1013 or 1016 when such principal and interest become due and payable," after the words "the Maturity thereof."


SECTION 403.  Modifications to the Consolidation, Merger,
              Conveyance, Transfer or Lease Provisions.
              -------------------------------------------

          With respect to the Securities of this series, Section 801 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

         "SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.
                        ----------------------------------------------------

                 The Company shall not (a) consolidate with or merge with or into any other Person or permit any other Person to consolidate with or merge with or into the Company or any Restricted Subsidiary of the Company (in a transaction in which such Restricted Subsidiary remains a Restricted Subsidiary of the Company); (b) directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets;
     (c) acquire, or permit any Restricted Subsidiary of the Company to acquire, directly or indirectly, Capital Stock of any other Person such that such Person becomes a Restricted Subsidiary of the Company; or (d) directly or indirectly purchase, lease or otherwise acquire, or permit any Restricted Subsidiary of the Company, directly or indirectly, to purchase, lease or otherwise acquire, all or substantially all of the assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person, if (with respect to clauses (c) and (d) of this Section 801) the amount of consideration (including the fair market value of property other than cash, as determined in good faith by the Board of Directors evidenced by a Board Resolution) paid for such Capital Stock or other ownership interests and/or properties or assets and the amount of any Debt Incurred in connection therewith plus the aggregate amount of consideration (including the fair market value of property other than cash, as determined in good faith by the Board of Directors evidenced by a Board Resolution) paid by the Company or its Restricted Subsidiaries for all other such acquisitions consummated during the twelve-month period immediately preceding the date of such acquisition and the amount of any Debt Incurred in connection therewith exceeds 5% of the Consolidated Tangible Assets of the Company immediately prior to such acquisition; UNLESS, in any such case:

               (1) immediately before and after giving effect to such transaction and treating any Debt Incurred by the Company or a Restricted Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

               (2) in the case the Company shall consolidate with or merge with or into another Person in a transaction in which the Company does not survive, or shall directly or indirectly transfer, convey, sell, lease or otherwise dispose of all or substantially all of its properties or assets, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by transfer, conveyance, sale, lease or otherwise the assets of the Company (for purposes of this Section 801, a "Successor Company") shall be a corporation, partnership, or trust and shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; and

               (3) immediately after giving effect to such transaction, the Company and its Restricted Subsidiaries or, if applicable, the Successor Company and its Restricted Subsidiaries, would have a ratio of aggregate principal amount (or Attributable Value, or Accreted Value in the case of an Original Issue Discount Security, as the case may be) of Debt outstanding as of the most recent available quarterly or annual balance sheet to Pro Forma Consolidated Cash Flow for the next preceding fiscal quarter multiplied by four, determined on a pro forma basis as if any such transaction had taken place at the beginning of such fiscal quarter, of less than 6.5 to 1; PROVIDED, HOWEVER, that the provisions of this Clause (3) shall not apply to transactions described in clauses (a) through (d) above which are (x) between the Company and one or more of its Wholly owned Restricted Subsidiaries or (y) between two or more Wholly owned Restricted Subsidiaries of the Company."


SECTION 404. Modifications to the Supplemental Indentures with Consent of Holders Provisions.
              ------------------------------------------------------------

          With respect to the Securities of this series, the references to
Section 1008 of the Indenture in clause (3) of Section 902 thereof shall be deemed instead to refer to Section 1017 of the Indenture as supplemented by this Second Supplemental Indenture.

SECTION 405.  Modifications to the Defeasance and Covenant Defeasance
              Provisions.
              ------------------------------------------------------------

          With respect to the Securities of this series, Section 1303 shall be deleted in its entirety and the following shall be substituted therefor:

         "SECTION 1303.  Covenant Defeasance.
                         -------------------

                    Upon the Company's exercise of the option provided in
          Section 1301 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1006 through 1016, inclusive, and Clauses (2) and (3) of Section 801, (ii) the occurrence of an event specified in Section 501(3), Section 501(4) (with respect to Clauses (2) and (3) of Section 801), Section 501(5) (with respect to any of Sections 1006 through 1016, inclusive), Section 501(6) and Section 501(7) shall not be deemed to be an Event of Default and (iii) the provisions of Article Fourteen shall cease to be effective, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby."

References to Articles and Sections shall refer to the Indenture as supplemented by this Second Supplemental Indenture.


SECTION. 406.  Additional Covenants; Terms of Subordination.
               --------------------------------------------

          (a) With respect to the Securities of this series, Section 1008 of the Indenture shall be deleted in its entirety and the following provisions added and substituted therefor (Section references contained in these additional provisions are to the Indenture as supplemented by this Second Supplemental Indenture):

SECTION 1008.  Limitation on Consolidated Debt.
               -------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Debt UNLESS, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the ratio of the aggregate principal amount (or Attributable Value, or Accreted Value in the case of an Original Issue Discount Security, as the case may be) of Debt of the Company and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet to Pro Forma Consolidated Cash Flow for the full fiscal quarter next preceding the Incurrence of such Debt multiplied by four, determined on a pro forma basis as if any such Debt had been Incurred and the proceeds thereof had been applied at the beginning of such fiscal quarter, would be not more than 6.5 to 1.

          Notwithstanding the foregoing sentence, the Company and any Restricted Subsidiary of the Company may Incur the following Debt without regard to the foregoing limitation:

          (i) Debt under a Credit Facility in an aggregate principal amount not to exceed $100 million at any one time outstanding;

          (ii) Debt evidenced by the Securities;

          (iii) Debt owed by the Company to any Wholly owned Restricted Subsidiary of the Company (provided that such Debt is at all times held by a Person which is a Wholly owned Restricted Subsidiary of the Company) or Debt owed by a Restricted Subsidiary of the Company to the Company or a Wholly owned Restricted Subsidiary of the Company (provided that such Debt is at all times held by the Company or a Person which is a Wholly owned Restricted Subsidiary of the Company); PROVIDED, HOWEVER, that for purposes of this Section 1008, upon either (x) the transfer or other disposition by such Wholly owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly owned Restricted Subsidiary of the Company or (y) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly owned Restricted Subsidiary to a Person other than the Company or another such Wholly owned Restricted Subsidiary, the provisions of this Clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

          (iv) Debt Incurred or Incurrable in respect of letters of credit, bankers' acceptances or similar facilities not to exceed $10 million at any one time outstanding;

          (v) Capital Lease Obligations whose Attributable Value will not exceed $2 million at any one time outstanding;

          (vi) Debt (including trade letters of credit) which (a) constitutes all or a part of the purchase price of property or (b) is Incurred prior to, at the time of or within 270 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, not to exceed $6 million at any one time outstanding;

          (vii) Debt of a Person guaranteed by the Company or a Restricted Subsidiary in connection with a transaction which results in such Person becoming a Restricted Subsidiary of the Company, provided such Debt was not Incurred in anticipation of, and was outstanding prior to, such transaction;

          (viii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, PROVIDED that such Debt is extinguished within two Business Days of its Incurrence; and

          (ix) renewals, refundings or extensions of outstanding Debt, in any case in an amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing, provided that, (A) in the case of any refinancing of the Securities or any PARI PASSU Debt, such refinancing Debt is made PARI PASSU or subordinate in right of payment to the Securities,
     (B) in the case of any refinancing of Debt that is subordinate in right of payment to the Securities, such refinancing Debt is made subordinate in right of payment to the Securities, and (C) in the case of any refinancing of PARI PASSU or subordinated Debt, such refinancing Debt does not have an Average Life less than the Average Life of the Debt being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Debt being refinanced.


SECTION 1009.  Limitation on Certain Debt.
               --------------------------

          The Company shall not Incur or suffer to exist any Debt that by its terms would rank subordinate in right of payment to any Senior Debt of the Company and that is senior in right of payment to the Securities; PROVIDED, HOWEVER, that the foregoing limitation shall not apply to (i) distinctions between categories of Debt which exist by reason of any Liens arising or created in respect of some but not all Debt; (ii) any intercreditor agreements (to which the Company is not a party) among different classes of creditors of the Company and (iii) distinctions between categories of Senior Debt which permit or require the application of Net Available Proceeds from Asset Dispositions in the order set forth in Section 1013(a).


SECTION 1010.  Limitation on Restricted Payments.
               ---------------------------------

          The Company (i) shall not, directly or indirectly, declare or pay any dividend or make any distribution in respect of any class of its Capital Stock or to the holders of any class of its Capital Stock (including pursuant to a merger or consolidation of the Company, but excluding any dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock)), (ii) shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Related Person of the Company, (iii) shall not make, or permit any Restricted Subsidiary of the Company to make, any loan, advance, capital contribution to or investment in, or payment on a Guarantee of any obligation of, any Affiliate or any Related Person, other than the Company or a Wholly owned Restricted Subsidiary of the Company, and (iv) shall not, and shall not permit any Restricted Subsidiary of the Company to, redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company which is subordinate in right of payment to the Securities (the transactions described in clauses (i) through (iv) being referred to herein as "Restricted Payments"), if at the time thereof:

          (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing, or

          (2) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of this Indenture exceeds the sum of:

          (a) the remainder of (x) 100% of cumulative Consolidated Cash Flow after December 31, 1993 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available minus (y) the product of
               1.4 times cumulative Consolidated Interest Expense after December 31, 1993 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available; and

          (b) 100% of the aggregate net proceeds after the date of this Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors and evidenced by a Board Resolution), from the issuance of Capital Stock (other than Disqualified Stock) of the Company and options, warrants, or other rights on Capital Stock (other than Disqualified Stock) and the principal amount of Debt that has been converted into Capital Stock (other than Disqualified Stock) of the Company after the date of this Indenture.

          The foregoing provision shall not be violated by reason of (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provision;
(ii) Restricted Payments consisting of investments in telecommunications businesses in an aggregate amount not exceeding $50 million; (iii) payment in redemption of Capital Stock of the Company or options to purchase such Capital Stock granted to officers or employees of the Company pursuant to the 1982 Incentive Stock Option Plan in connection with the severance or termination of such officers or employees not to exceed $3 million in the aggregate and (iv) the making of any other Restricted Payments not in excess of $25 million; PROVIDED, HOWEVER, that any payment made pursuant to clause (i), (ii), (iii) or
(iv) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments under the first paragraph of this Section 1010.


SECTION 1011. Limitations Concerning Distributions by and Transfers to Restricted Subsidiaries.
                  ----------------------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, suffer to exist any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to: (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary of the Company; (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) transfer any of its property or assets to the Company. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary of the Company to, suffer to exist any such encumbrance or restriction on the ability of any Restricted Subsidiary of the Company if and to the extent (i) subject to the provisions of Article Eight, such encumbrance or restriction existed prior to the time any Person became a Restricted Subsidiary of the Company and such restriction or encumbrance was not Incurred in anticipation of such acquisition of such Person by the Company; (ii) subject to the provisions of Article Eight,
Section 1013 and Section 1014, such encumbrance or restriction exists by reason of a customary merger or acquisition agreement for the purchase or acquisition of the stock or assets of the Company or any of its Restricted Subsidiaries by another Person; (iii) such encumbrance or restriction is contained in an operating lease for real property and is effective only upon the occurrence and during the continuance of a default in the payment of rent; and (iv) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.


SECTION 1012.  Limitation on Transactions with Affiliates and Related Persons.
               --------------------------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any loan or advance, but excluding transactions between the Company and Wholly owned Restricted Subsidiaries of the Company or between Wholly owned Restricted Subsidiaries of the Company), with any Affiliate or Related Person, UNLESS

          (1) a majority of the disinterested members of the Board of Directors shall determine in its good faith judgment and which determination shall be evidenced by a Board Resolution that the terms of such transaction are in the best interests of the Company or such Restricted Subsidiary; and

          (2) such transaction is, in the good faith judgment of the Board of Directors evidenced by a Board Resolution, on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or Related Person.


SECTION 1013.  Limitation on Certain Asset Dispositions.
               ----------------------------------------

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition in one or more transactions unless
(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value for the assets sold or otherwise disposed of (which shall be as determined in good faith by the Board of Directors, evidenced by a Board Resolution), (ii) the consideration for such disposition shall consist of cash or readily marketable cash equivalents or the assumption of Debt of the Company or other obligations relating to such assets and release from all liability on the Debt or other obligations assumed, and (iii) 100% of the Net Available Proceeds from such Asset Disposition, less any amounts invested in accordance with the next paragraph, below, within 180 days of such disposition in assets related to the business of the Company, as evidenced by an Officers' Certificate, and from the sale of any marketable cash equivalents received in connection therewith are applied by the Company (or the Restricted Subsidiary, as the case may be) within 180 days following such disposition (A) first to the permanent reduction of any Debt then outstanding under a Credit Facility to the extent the terms of such agreement or facility require such application or prohibit prepayment of the Securities or other Debt to be prepaid as provided in this paragraph, (B) second, to the repayment of any other Senior Debt to the extent the terms of such Debt require such application or prohibit prepayment of the Securities or other Debt to be prepaid as provided in this paragraph, (C) third, to the extent remaining Net Available Proceeds exceed $5 million, to make an offer to purchase the Company's outstanding 11.75% Senior Subordinated Notes Due May 15, 2002, and (D) fourth, to the extent remaining Net Available Proceeds exceed $5 million, to make an Offer to Purchase the Company's outstanding 8.875% Senior Subordinated Notes due February 1, 2006, the Company's outstanding 10.125% Senior Subordinated Notes due August 1, 2007, the Outstanding Securities and other PARI PASSU Debt, on a pro rata basis according to their respective principal amounts then outstanding (or Accreted Value in the case of an Original Issue Discount Security), at 100% of their principal amount plus accrued interest to the date of the purchase.

          Notwithstanding the foregoing, the Company shall not be required to repurchase or to redeem securities or to repay other Debt pursuant to Clause (iii) above, if the Net Available Proceeds from any Asset Disposition, less any amounts invested within 180 days of such disposition in assets related to the business of the Company (evidenced by an Officers' Certificate), are less than $5 million (such lesser amount to be carried forward on a cumulative basis for any fiscal year).

          (b) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 1013(a) not more than 180 days after consummation of the disposition referred to in Section 1013(a). The aggregate principal amount of the securities and other PARI PASSU Debt to be offered to be purchased pursuant to the Offer to Purchase shall equal the Net Available Proceeds available therefor pursuant to Clause (iii)(D) of Section 1013(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

          The Company shall not be entitled to any credit against its obligations under this Section 1013 for the principal amount of any Securities acquired by the Company otherwise than pursuant to the Offer to Purchase pursuant to this Section 1013.

          (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 1013, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, (ii) the allocation of the Net Available Proceeds from the Asset Disposition pursuant to which such Offer is being made, including, if amounts are invested in assets related to the business, the actual assets acquired and (iii) the compliance of such allocation with the provisions of Section 1013(a).

          The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary, as provided in the definition of "Offer to Purchase") securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the Purchase Price of all securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all securities so accepted together with an Officers' Certificate stating the securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to holders of securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to Holders of Securities issued under this Indenture a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

          (d) Notwithstanding the foregoing, this Section 1013 shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of the Company's properties or assets within the meaning of Section 801 hereof.


SECTION 1014. Limitation on Issuances and Sales of Capital Stock of Wholly owned Restricted Subsidiaries.
               -------------------------------------------------------------

          The Company (i) shall not and shall not permit any of its Wholly owned Restricted Subsidiaries to transfer, convey, sell, lease or otherwise dispose of Capital Stock of such or any other Wholly owned Restricted Subsidiary to any Person (other than the Company or a Wholly owned Restricted Subsidiary of the Company) unless such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly owned Restricted Subsidiary and the Net Available Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 1013 and (ii) will not permit any of its Wholly owned Restricted Subsidiaries to issue shares of Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Wholly owned Restricted Subsidiary of the Company.


SECTION 1015.  Provision of Financial Statements.
               ---------------------------------

          So long as any of the Securities are Outstanding, and in addition to and without limitation of the Company's obligations pursuant to Section 704, whether or not the Company is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (referred to as the "Exchange Act"), the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) and 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (x) within 15 days of each Required Filing Date
(i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.


SECTION 1016.  Change of Control.
               -----------------

          (a) Upon the occurrence of a Change of Control (as defined below), each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions precedent set forth in this Section 1016 and this Indenture. The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an Offer with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the Purchase Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307. Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

          (b) The Company and Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 1003) money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

          (c) A "Change of Control" shall be deemed to have occurred in the event that, after the date of this Indenture, either (A) any Person or any Persons (other than the Golder Thoma Fund or any of its officers) acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates or Related Persons thereof, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or
(B) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that this Section 1016(c)(B) shall not apply to any Person or Group, or the Affiliates or Related Persons thereof, who shall have succeeded, on or prior to the date of this Indenture, in electing directors which constitute a majority of the Board of Directors of the Company.

          (d) Prior to the time required for the mailing of an Offer with respect to an Offer to Purchase pursuant to paragraph (a), the Company will in good faith (i) seek to obtain any required consent of the holders of the Senior Debt so as to permit the making of the Offer to Purchase and the purchase of Securities pursuant to this Section 1016, or (ii) repay all or a portion of the holders of the Senior Debt to the extent necessary (including, if necessary, payment in full of such Debt and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the Offer to Purchase and the purchase of Securities pursuant to this Section 1016 without such consent or
(iii) if such Debt is not then prepayable to such extent, make an offer to the holders of the Senior Debt from which consent is required and cannot be obtained to repay such Debt in full for an amount equal to the outstanding principal balance thereof and accrued interest to the date of repayment, and repay any holder who accepts such Offer. Following compliance by the Company with the requirements of the foregoing sentence, the Company shall, within the time required for the mailing of an Offer with respect to an Offer to Purchase pursuant to paragraph (a), mail such Offer.


SECTION 1017.  Waiver of Certain Covenants.
               ---------------------------

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1004 to 1016, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect."

          (b) With respect to the Securities of this series, Article Fourteen of the Indenture shall be deleted in its entirety and the following provisions added and substituted therefor (Section references contained in these additional provisions are to the Indenture as supplemented by this Second Supplemental Indenture):


SECTION 1018.  Compliance with Rule 144A.
               -------------------------

          Until the third anniversary of the later of the last date of original issuance of the Securities and the last date on which any Security was acquired from an Affiliate of the Company, the Company will use its best efforts to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. At any time during such period when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to any holder of such a Security (or a beneficial interest therein), or to any prospective purchaser designated by such holder, upon the request of such holder, such financial and other information as may be required to be delivered under paragraph (d)(4) of Rule 144A to permit such resales.

SECTION 1019.     Resale of Certain Securities.
                  ----------------------------

          Until the third anniversary of the last date of original issuance of the Securities, the Company will not, and will use its best efforts not to permit any of its "affiliates" (as defined under Rule 144) to, resell any Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.



                                "ARTICLE FOURTEEN

                           Subordination of Securities

SECTION 1401.  Securities Subordinate to Senior Debt.
               -------------------------------------

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.


SECTION 1402.  Payment Over of Proceeds Upon Dissolution, Etc.
               ----------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities or on account of purchase or redemption or other acquisition of Securities by the Company or any Subsidiary of the Company (individually and collectively, a "Securities Payment"), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Securities in any such Proceeding.

          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Debt is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          For purposes of this Article only, the words "any payment or distribution of any kind or character, cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1403.  No Payment When Senior Debt in Default.
               --------------------------------------

          In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on Senior Debt, the payment of commitment or facility fees, letter of credit fees and agency fees under a Credit Facility, and payments with respect to letter of credit reimbursement arrangements with one or more lenders under a Credit Facility, when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

          In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the Agent Bank or from an authorized Person on behalf of Designated Senior Debt, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt shall have been rescinded or annulled or the Senior Debt to which such Senior Nonmonetary Default relates shall have been discharged or (ii) the 179th day after the date of such receipt of such written notice; PROVIDED, HOWEVER, that no more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. For the purposes hereof, "Designated Senior Debt" means any Senior Debt (other than under a Credit Facility which has an Agent Bank) in an original principal amount of not less than $75 million where (x) the instrument governing such Senior Debt expressly states that such Debt is "Designated Senior Debt" for the purposes of this Indenture and (y) a Board Resolution setting forth such designation by the Company has been filed with the Trustee. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Debt initiating such blockage period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Senior Debt is outstanding, permits one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt.

          The provisions of this Section shall not apply to any payment with respect to which Section 1402 would be applicable.


SECTION 1404.  Payment Permitted if No Default.
               -------------------------------

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1402 or under the conditions described in Section 1403, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.


SECTION 1405.  Subrogation to Rights of Holders of Senior Debt.
               -----------------------------------------------

          Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.


SECTION 1406.  Provisions Solely to Define Relative Rights.
               -------------------------------------------

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company) to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


SECTION 1407.  Trustee to Effectuate Subordination.
               -----------------------------------

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1408.  No Waiver of Subordination Provisions.
               -------------------------------------

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
(ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


SECTION 1409.  Notice to Trustee.
               -----------------

          The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities and of any subsequent cure or waiver thereof. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist.

          Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


SECTION 1410.  Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in such Proceeding, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1411.  Trustee Not Fiduciary for Holders of Senior Debt.
               ------------------------------------------------

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. The Trustee's duties with respect to holders of Senior Debt are limited to those specifically set forth in this Indenture, and no implied covenants or obligations shall be construed by any provision hereof.

SECTION 1412. Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.
               -----------------------------------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


SECTION 1413.  Article Applicable to Paying Agents.
               -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 1412 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


SECTION 1414.  Defeasance of this Article Fourteen.
               -----------------------------------

          The subordination of the Securities provided by this Article Fourteen is expressly made subject to the provisions for defeasance or covenant defeasance in Article Thirteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article Fourteen."


                                  ARTICLE FIVE

                                  Miscellaneous

SECTION 501.  Miscellaneous.
              -------------

          (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Second Supplemental Indenture.

          (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

          (c) All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          (d) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Second Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

          (e) All covenants and agreements in this Second Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

          (f) In case any provisions in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (g) Nothing in this Second Supplemental Indenture express or implied, shall give to any Person, other than as specifically provided herein and other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

          (h) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended for time to time, that is required under such Act to be a part of and govern this Second Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or excluded, as the case may be.

          (I) THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) All amendments to the Indenture made hereby shall have effect only with respect to the series of Securities created hereby.


                              --------------------


          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           Paging Network, Inc.


                                           By /s/ Kenneth W. Sanders
                                             ------------------------------
         (SEAL)                            Name: Kenneth W. Sanders
                                           Title: Senior Vice President-
                                                  Finance


Attest:

/s/ Roger D. Feldman
----------------------------
Roger D. Feldman
Secretary



                                                   Fleet National Bank
                                                                 as Trustee
         (SEAL)

                                           By /s/ Gerald P. Beezley
                                             ------------------------------
                                                         Authorized Officer

Attest:

/s/ Lee E. MacDonald
----------------------------

STATE OF TEXAS     )
                   )   ss.:
COUNTY OF COLLIN   )


          On the 11th day of October, 1996, before me personally came Kenneth W. Sanders, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President-Finance of Paging Network, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                            /s/ Karen M. Wade
                                            --------------------------------
                                            Notary Public, State of Texas
                                            My Comm. Expires  09/11/99


COMMONWEALTH OF MASSACHUSETTS  )
                               )    ss.:
COUNTY OF SUFFOLK              )


          On the 15th day of October, 1996, before me personally came Gerald P. Beezley, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Fleet National Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                           /s/ Christine DiFranco
                                           ------------------------------------
                                           Notary Public
                                           My Commission Expires August 3, 2001

                                                      ANNEX A -- Form of
                                                      Regulation S Certificate



                            REGULATION S CERTIFICATE

             (For transfers pursuant to [Sections] 305(b)(i), (iii) and (v)
                                of the Indenture)


Fleet National Bank,
  as Trustee
One Federal Street
Boston, MA 02110

         Re:      10% Senior Subordinated Notes due October 15,
                  2008 of Paging Network, Inc. (the "Securities")
                  -----------------------------------------------

                  Reference is made to the Indenture, dated as of July 15, 1995, as supplemented by the Second Supplemental Indenture, dated as of October 15, 1996 (as so supplemented, the "Indenture"), between Paging Network, Inc. (the "Company") and Fleet National Bank, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

                  This certificate relates to U.S. $____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

                  (1) RULE 904 TRANSFERS. If the transfer is being effected in accordance with Rule 904:

                       (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                       (B) the offer of the Specified Securities was not made to a person in the United States;

                       (C)  either:

                            (i) at the time the buy order was originated, the
                       Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                            (ii) the transaction is being executed in, on or
                       through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                       (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                       (E) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

                       (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  (2) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:

                       (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph
                  (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                       (B) the transfer is occurring after a holding period of at least three years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.



Dated:
                                        ---------------------------------------
                                        (Print the name of the Undersigned,
                                        as such term is defined in the second
                                        paragraph of this certificate.)




                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        (If the Undersigned is a corporation,
                                        partnership or fiduciary, the title
                                        of the person signing on behalf of
                                        the Undersigned must be stated.)

                                                  ANNEX B -- Form of Restricted
                                                  Securities Certificate



                        RESTRICTED SECURITIES CERTIFICATE

      (For transfers pursuant to [Sections] 305(b)(ii), (iii), (iv) and (v)
                                of the Indenture)



Fleet National Bank,
  as Trustee
One Federal Street
Boston, MA 02110

         Re:      10% Senior Subordinated Notes due October 15,
                  2008 of Paging Network, Inc. (the "Securities")
                  -----------------------------------------------

                  Reference is made to the Indenture, dated as of July 15, 1995, as supplemented by the Second Supplement Indenture, dated as of October 15, 1996 (as so supplemented, the "Indenture"), between Paging Network, Inc. (the "Company") and Fleet National Bank, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

                  This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

                  (1) RULE 144A TRANSFERS. If the transfer is being effected in accordance with Rule 144A:

                       (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                       (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                  (2) RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule 144:

                       (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph
                  (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                       (B) the transfer is occurring after a holding period of at least three years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.

Dated:
                                        ---------------------------------------
                                        (Print the name of the Undersigned,
                                        as such term is defined in the second
                                        paragraph of this certificate.)





                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        ---------------------------------------
                                        (If the Undersigned is a corporation,
                                        partnership or fiduciary, the title of
                                        the person signing on behalf of the
                                        Undersigned must be stated.)

                                               ANNEX C -- Form of Unrestricted
                                               Securities Certificate



                       UNRESTRICTED SECURITIES CERTIFICATE

     (For removal of Securities Act Legends pursuant to [Sections] 305(c))



Fleet National Bank,
  as Trustee
One Federal Street
Boston, MA 02110

         Re:      10% Senior Subordinated Notes due October 15,
                  2008 of Paging Network, Inc. (the "Securities")
                  -----------------------------------------------

                  Reference is made to the Indenture, dated as of October 15, 1996 (the "Indenture"), between Paging Network, Inc. (the "Company") and Fleet National Bank, as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), are used herein as so defined.

                  This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 305(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least three years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Purchasers.



Dated:
                                        ---------------------------------------
                                        (Print the name of the Undersigned,
                                        as such term is defined in the second
                                        paragraph of this certificate.)





                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                        ---------------------------------------
                                        (If the Undersigned is a corporation,
                                        partnership or fiduciary, the title of
                                        the person signing on behalf of the
                                        Undersigned must be stated.)


                                       C-2